Exhibit 99.1

FOR IMMEDIATE RELEASE | FEBRUARY 28, 2014
Media Contact: Robert Hainey	701 Ninth St., NW
Office 202-872-2680 | 24/7 Media Hotline 202-872-2680 | rshainey@pepcoholdings.com	Washington, DC 20068
Investor Contact: Donna Kinzel	pepcoholdings.com
Office 302-429-3004 | donna.kinzel@pepcoholdings.com	NYSE: POM

Pepco Holdings Reports Fourth Quarter 2013 Financial Results;

Announces 2014 Earnings Guidance Range

Pepco Holdings, Inc. (NYSE: POM) today reported fourth quarter and full year 2013 earnings from continuing operations as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net Income from Continuing Operations (GAAP)

Net Income ($ in millions)	$58	$34	$110	$218
Earnings Per Share	$0.23	$0.15	$0.45	$0.95

Adjusted Net Income from Continuing Operations (Non-GAAP)

Adjusted Net Income ($ in millions)	$61	$38	$280	$225
Adjusted Earnings Per Share	$0.24	$0.17	$1.14	$0.98

“We continue to be pleased with the progress we have made in improving reliability and customer satisfaction,” said Joseph M. Rigby, Chairman, President and Chief Executive Officer.  “Over the past three years, decreases in the duration and number of power outages have been dramatic, reflecting the significant investments we have made in the electric system.  The increase in adjusted earnings in 2013 reflects the impact of these investments.”  Rigby added, “While we recognize there is still progress to be made in the execution of our regulatory strategy, the passage of the District of Columbia undergrounding legislation earlier this month is a major step in the right direction, representing a collaborative effort by District of Columbia government officials, the Public Service Commission, the Office of People’s Counsel, community members and Pepco.”

Rigby went on to emphasize the importance of timely cost recovery and having an opportunity to earn reasonable rates of return on Pepco Holdings’ extensive infrastructure investments.  “We continue to work to identify cost recovery mechanisms that will better align the timing of when assets are placed in service with when customers begin to pay for using the assets.  We will also continue to seek approaches that will mitigate the need to file frequent rate cases.”
In 2013, Pepco Holdings GAAP earnings were $110 million, or 45 cents per share, compared to $218 million, or 95 cents per share, in the prior year.  Excluding items that we believe are not representative of ongoing business operations, 2013 adjusted earnings would have been $280 million or $1.14 per share in comparison to $225 million, or 98 cents per share in the prior year.
The increase in adjusted net income from continuing operations (Non-GAAP) for the full year 2013, as compared to 2012, was driven by higher electric distribution revenue (primarily due to higher rates driven by increased infrastructure investment) and lower operation and maintenance expense.  Partially offsetting these positive factors were higher depreciation and interest expense, and lower default electricity supply margins due to a favorable adjustment in the prior year.
Pepco Holdings GAAP earnings for the three months ended December 31, 2013 were $58 million or 23 cents per share, as compared to $34 million or 15 cents per share for the same period in 2012.  Excluding items that we believe are not representative of ongoing business operations, adjusted earnings for the fourth quarter of 2013 would have been $61 million or 24 cents per share compared to $38 million or 17 cents per share for the 2012 period.
The primary drivers of the increase in adjusted net income from continuing operations (Non-GAAP) for the fourth quarter 2013, as compared to the 2012 period, were higher electric distribution revenue (primarily due to higher rates driven by increased infrastructure investment) and lower operation and maintenance expense.  Higher depreciation expense partially offset the net income increase for the three months ended December 31, 2013.

Non-GAAP Financial Information

Management believes the adjusted net income from continuing operations and related per share data (both as historical financial information and earnings guidance) are representative of Pepco Holdings’ ongoing business operations.  Management uses this information internally to evaluate Pepco Holdings’ period-over-period financial performance and, therefore, believes that this information is useful to investors.  The presentation of adjusted net income from continuing operations and related per share data is intended to complement, and should not be considered as an alternative to, reported earnings and related per share data presented in accordance with generally accepted accounting principles in the United States (GAAP).

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Reconciliation of GAAP Financial Information to Adjusted Financial Information
Net Income from Continuing Operations – Millions of dollars	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Reported (GAAP) Net Income from Continuing Operations	$58	$34	$110	$218
Adjustments (after-tax):
● Interest associated with change in assessment of corporate tax benefits related to the cross-border energy lease investments	–	–	66	–
● Potomac Capital Investment Corporation (PCI) valuation allowances related to certain deferred tax assets	–	–	101	–
● Impairment charges related to Pepco Energy Services long-lived assets	3	4	3	7
Adjusted Net Income from Continuing Operations (Non-GAAP)	$61	$38	$280	$225

Earnings per Share from Continuing Operations	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Reported (GAAP) Earnings per Share from Continuing Operations	$0.23	$0.15	$0.45	$0.95
Adjustments (after-tax):
● Interest associated with change in assessment of corporate tax benefits related to the cross-border energy lease investments	–	–	0.27	–
● PCI valuation allowances related to certain deferred tax assets	–	–	0.41	–
● Impairment charges related to Pepco Energy Services long-lived assets	0.01	0.02	0.01	0.03
Adjusted Earnings per Share from Continuing Operations (Non-GAAP)	$0.24	$0.17	$1.14	$0.98

The income tax effects with respect to the foregoing adjustments, where applicable, were calculated using a composite income tax rate of 35 percent.

Discontinued Operations

            Due to the early termination of Pepco Holdings’ cross-border energy lease investments during 2013, these investments are being accounted for as discontinued operations and are no longer reported as a separate segment for financial reporting purposes.

            In 2013, Pepco Energy Services (PES) completed a previously announced wind-down of its retail energy supply component.  As a result, the operations of PES’ retail electric and natural gas supply businesses are being reported as discontinued operations and are no longer a part of the PES segment for financial reporting purposes.

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             For the year ended December 31, 2013, the net loss from discontinued operations was $1.31 per share, compared to net income of $0.30 per share ($0.29 per share on a diluted basis), for the prior year.

Earnings Guidance

             Pepco Holdings today announced its earnings guidance range for 2014 of between $1.12 and $1.27 per share.  The guidance range assumes normal weather conditions and excludes:

●	the results of discontinued operations and the impact of any special, unusual or extraordinary items,

●	the effect of adopting new accounting standards,

●	the effect of changes in tax law, and

●	the impairment of assets.

Recent Events

Operations

●
Power Delivery electric sales were 47,497 gigawatt hours (GWh) for the full year 2013 compared to 48,142 GWh for the full year 2012.  In the electric service territories, heating degree days increased by 22 percent and cooling degree days decreased by 12 percent in 2013 compared to 2012.  Weather-adjusted electric sales were 47,477 GWh for the full year 2013 compared to 48,182 GWh for the full year 2012.

●
Power Delivery electric sales were 11,085 GWh in the fourth quarter of 2013, compared to 10,992 GWh for the same period in 2012.  In the electric service territories, heating degree days increased by 6 percent for the fourth quarter 2013, compared to the same period in 2012.  Weather-adjusted electric sales were 11,013 GWh in the fourth quarter of 2013, compared to 11,095 GWh for the fourth quarter of 2012.

●
As of December 31, 2013, Delmarva Power’s installation and activation of electric smart meters is underway in its Maryland service territory, and is complete in its Delaware service territory.  Pepco’s installation and activation of electric smart meters is complete in both its District of Columbia and Maryland service territories.  Currently, 70 percent of Delmarva Power Delaware’s costs related to smart meters are included in electric distribution base rates, with the remainder expected to be reflected in base rates by June 2014.  Regulatory assets associated with smart meter installation and activation in the District of Columbia and Maryland have been created.

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●
During 2013, PES signed $66 million in energy efficiency contracts as compared to $9 million for the same period in 2012.   W.A. Chester signed $111 million in underground transmission construction contracts in 2013 as compared to $47 million in 2012.

Regulatory Matters

●
On February 4, 2014, the Council of the District of Columbia approved the $1 billion undergrounding legislation initially recommended by the District of Columbia’s Power Line Undergrounding Task Force.  The legislation is expected to become law early in the second quarter of 2014 following a 30-day Congressional review period. The program will underground up to 60 high voltage distribution feeder lines over a seven to ten year period in areas most impacted by storms and overhead related outages.  Funding for the undergrounding program will be divided evenly between Pepco and the District of Columbia.  Pepco’s cost recovery will be through a customer surcharge.  District of Columbia Public Service Commission approval of the financing and surcharge applications associated with the legislation is expected in the fourth quarter of 2014.

●
On December 18, 2013, a settlement agreement was filed with the Federal Energy Regulatory Commission (FERC) regarding the recovery of Mid-Atlantic Power Pathway (MAPP) abandoned costs.  The settlement provides for recovery of $80.5 million of costs over a three-year period and allows Delmarva Power and Pepco to retain title to all real property acquired for the MAPP project.

●
On December 4, 2013, Pepco filed an electric distribution base rate case in Maryland.  The filing seeks approval of an annual rate increase of $43 million, based on a requested return on equity of 10.25 percent.  A decision is expected in the case in early July 2014.

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Further details regarding changes in consolidated earnings between 2013 and 2012 are provided in the schedules that follow.  Additional information regarding financial results and recent regulatory events can be found in the Pepco Holdings, Inc. Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission, and which is also available at www.pepcoholdings.com/investors.  Pepco Holdings, Inc. routinely makes available this and other important information on its website, which is a key channel of distribution for Pepco Holdings, Inc. to reach its public investors and to disclose material, non-public information.  Information on the website is not part of this news release.

Conference Call for Investors

Pepco Holdings, Inc. will host a conference call to discuss fourth quarter results on Friday, February 28 at 10 a.m. E.T.  Investors, members of the media and other interested persons may access the conference call on the Internet at http://www.pepcoholdings.com/investors or by calling 1.877.474.9502 before 9:55 a.m.  The pass code for the call is 76221242.  International callers may access the call by dialing 1.857.244.7555, using the same pass code, 76221242.  An on-demand replay will be available for seven days following the call.  To hear the replay, dial 1.888.286.8010 and enter pass code 59090463.  International callers may access the replay by dialing 1.617.801.6888 and entering the same pass code 59090463.  An audio archive will be available at PHI's website, http://www.pepcoholdings.com/investors.
Note:  If any non-GAAP financial information (as defined by the Securities and Exchange Commission in Regulation G) is used during the quarterly earnings conference call, a presentation of the most directly comparable GAAP measure and a reconciliation of the differences will be available at http://www.pepcoholdings.com/investors promptly after the conclusion of the conference call.

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About PHI: Pepco Holdings, Inc. (NYSE: POM) is one of the largest energy delivery companies in the Mid-Atlantic region, serving about 2 million customers in Delaware, the District of Columbia, Maryland and New Jersey. PHI subsidiaries Pepco, Delmarva Power and Atlantic City Electric provide regulated electricity service; Delmarva Power also provides natural gas service.  PHI also provides energy efficiency and renewable energy services through Pepco Energy Services.

Forward-Looking Statements:  Some of the statements contained in this news release with respect to Pepco Holdings, Pepco, Delmarva Power and Atlantic City Electric, including each of their respective subsidiaries (each, a Reporting Company), are forward-looking statements within the meaning of the U.S. federal securities laws, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties.   Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause one or more Reporting Company’s or their subsidiaries’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.   Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements.  These factors should be read together with the risk factors included in the “Risk Factors” section and other statements contained in each Reporting Company’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on February 28, 2014, and investors should refer to these risk factor sections and other statements.  All of such factors and forward-looking statements are difficult to predict, contain uncertainties, are beyond each Reporting Company’s control and may cause actual results to differ materially from those contained in any forward-looking statements.  Any forward-looking statements speak only as to the date this news release was issued, and none of the Reporting Companies undertakes any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for a Reporting Company to predict all such factors.  Furthermore, it may not be possible to assess the impact of any such factor on such Reporting Company’s or its subsidiaries’ business (viewed independently or together with the business or businesses of some or all of the other Reporting Companies or their subsidiaries) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.  Any specific factors that may be provided should not be construed as exhaustive.

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Pepco Holdings, Inc.
Earnings Per Share Variance
2013 / 2012

	Year Ended December 31,

		Pepco
	Power	Energy	Corporate	Total
	Delivery	Services	and Other	PHI
2012 Earnings (loss) per share from Continuing Operations (GAAP) (1)	$1.02	$(0.03)	$(0.04)	$0.95

2012 Adjustment (2)
● Pepco Energy Services impairment charges	-	0.03	-	0.03

2012 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	1.02	-	(0.04)	0.98

Change from 2012 Adjusted earnings (loss) per share from Continuing Operations
Regulated Operations
● Distribution Revenue
- Weather (estimate) (3)	0.02	-	-	0.02
- Rate Increases	0.28	-	-	0.28
- Other Distribution Revenue	0.01	-	-	0.01
● Transmission Revenue	0.02	-	-	0.02
● Standard Offer Service Margin	(0.03)	-	-	(0.03)
● Operation & Maintenance	0.07	-	-	0.07
● Depreciation & Amortization	(0.05)	-	-	(0.05)
● Other, net	(0.03)	-	-	(0.03)
Pepco Energy Services	-	0.02	-	0.02
Corporate and Other	-	-	(0.01)	(0.01)
Net Interest Expense	(0.03)	-	(0.02)	(0.05)
Income Tax Adjustments	(0.02)	-	0.01	(0.01)
Dilution	(0.08)	-	-	(0.08)

2013 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	1.18	0.02	(0.06)	1.14

2013 Adjustments (2)
● Interest associated with change in assessment of corporate tax benefits related to the cross-border energy lease investments	-	-	(0.27)	(0.27)
● PCI valuation allowances related to certain deferred tax assets	-	-	(0.41)	(0.41)
● Pepco Energy Services impairment charges	-	(0.01)	-	(0.01)

2013 Earnings (loss) per share from Continuing Operations (GAAP) (4)	$1.18	$0.01	$(0.74)	$0.45

(1)	The 2012 weighted average number of diluted shares outstanding was 230 million.

(2)
Management believes the adjusted items are not representative of the Company’s ongoing business operations.  The presentation of this Non-GAAP financial information is intended to complement, and should not be considered an alternative to, the GAAP information.

(3)	The effect of weather compared to the 20-year average weather is estimated to have had no impact on earnings.

(4)	The 2013 weighted average number of diluted shares outstanding was 246 million.

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Pepco Holdings, Inc.
Earnings Per Share Variance
2013 / 2012

	Three Months Ended December 31,

	Power	Pepco Energy	Corporate	Total
	Delivery	Services	and Other	PHI
2012 Earnings (loss) per share from Continuing Operations (GAAP) (1)	$0.18	$(0.02)	$(0.01)	$0.15

2012 Adjustment (2)
● Pepco Energy Services impairment charges	-	0.02	-	0.02

2012 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	0.18	-	(0.01)	0.17

Change from 2012 Adjusted earnings (loss) per share from Continuing Operations
Regulated Operations
● Distribution Revenue
- Weather (estimate) (3)	0.01	-	-	0.01
- Rate Increases	0.06	-	-	0.06
- Other Distribution Revenue	0.02	-	-	0.02
● Transmission Revenue	0.02	-	-	0.02
● Operation & Maintenance	0.04	-	-	0.04
● Depreciation & Amortization	(0.03)	-	-	(0.03)
● Other, net	(0.01)	-	-	(0.01)
Pepco Energy Services	-	0.01	-	0.01
Corporate and Other	-	-	(0.01)	(0.01)
Income Tax Adjustments	(0.02)	-	-	(0.02)
Dilution	(0.02)	-	-	(0.02)

2013 Adjusted earnings (loss) per share from Continuing Operations (Non-GAAP)	0.25	0.01	(0.02)	0.24

2013 Adjustment (2)
● Pepco Energy Services impairment charges	-	(0.01)	-	(0.01)

2013 Earnings (loss) per share from Continuing Operations (GAAP) (4)	$0.25	$-	$(0.02)	$0.23

(1)	The 2012 weighted average number of diluted shares outstanding was 232 million.

(2)
Management believes the adjusted items are not representative of the Company’s ongoing business operations.  The presentation of this Non-GAAP financial information is intended to complement, and should not be considered an alternative to, the GAAP information.

(3)	The effect of weather compared to the 20-year average weather is estimated to have had no impact on earnings.

(4)	The 2013 weighted average number of diluted shares outstanding was 250 million.

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SEGMENT INFORMATION

	Year Ended December 31, 2013

	(millions of dollars)
	Power Delivery	Pepco Energy Services		Corporate and Other (a)	PHI Consolidated
Operating Revenue	$4,472	$203		$(9)	$4,666
Operating Expenses (b)	3,828	201	(e)	(31)	3,998
Operating Income	644	2		22	668
Interest Expense	228	1		44	273
Other Income	28	3		3	34
Income Tax Expense (c)	155	1		163 (d)	319
Net Income (Loss) from Continuing Operations	289	3		(182)	110
Total Assets (excluding Assets Held for Disposition)	13,027	335		1,485	14,847
Construction Expenditures	$1,194	$4		$112	$1,310

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(10) million for Operating Revenue, $(9) million for Operating Expenses and $(5) million for Interest Expense.

(b)	Includes depreciation and amortization expense of $473 million, consisting of $439 million for Power Delivery, $6 million for Pepco Energy Services and $28 million for Corporate and Other.
(c)
Includes after-tax interest associated with uncertain and effectively settled tax positions allocated to each member of the consolidated group, including a $12 million interest benefit for Power Delivery and interest expense of $66 million for Corporate and Other.

(d)	Includes non-cash charges of $101 million representing the establishment of valuation allowances against certain deferred tax assets of PCI included in Corporate and Other.
(e)	Includes pre-tax impairment losses of $4 million ($3 million after-tax) at Pepco Energy Services associated with a landfill gas-fired electric generation facility.

	Year Ended December 31, 2012

	(millions of dollars)
	Power Delivery	Pepco Energy Services		Corporate and Other (a)	PHI Consolidated
Operating Revenue	$4,378	$256	(b)	$(9)	$4,625
Operating Expenses (c)	3,847	271	(b)(d)	(34)	4,084
Operating Income (Loss)	531	(15)		25	541
Interest Income	1	1		(1)	1
Interest Expense	219	2		35	256
Impairment Losses	-	-		(1)	(1)
Other Income	32	1		3	36
Income Tax Expense (Benefit)	110	(7)		-	103
Net Income (Loss) from Continuing Operations	235	(8)		(9)	218
Total Assets (excluding Assets Held for Disposition)	12,149	342		2,028	14,519
Construction Expenditures	$1,168	$11		$37	$1,216

(a)
Total Assets in this column includes Pepco Holdings’ goodwill balance of $1.4 billion, all of which is allocated to Power Delivery for purposes of assessing impairment. Total assets also include capital expenditures related to certain hardware and software expenditures which primarily benefit Power Delivery. These expenditures are recorded as incurred in Corporate and Other and are allocated to Power Delivery once the assets are placed in service. Corporate and Other includes intercompany amounts of $(11) million for Operating Revenue, $(10) million for Operating Expenses, $(21) million for Interest Income and $(18) million for Interest Expense.

(b)
Includes $9 million of intra-company revenue (and associated costs) previously eliminated in consolidation which will continue to be recognized from third parties subsequent to the completion of the wind-down of the Pepco Energy Services’ retail electric and natural gas supply businesses.

(c)	Includes depreciation and amortization expense of $454 million, consisting of $416 million for Power Delivery, $14 million for Pepco Energy Services and $24 million for Corporate and Other.
(d)
Includes impairment losses of $12 million pre-tax ($7 million after-tax) at Pepco Energy Services associated primarily with investments in landfill gas-fired electric generation facilities and the combustion turbines at Buzzard Point.

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	UNAUDITED
	(millions of dollars, except per share data)
Operating Revenue	$1,091	$1,056	$4,666	$4,625

Operating Expenses
Fuel and purchased energy	483	465	2,070	2,123
Other services cost of sales	34	38	146	170
Other operation and maintenance	204	230	851	898
Depreciation and amortization	121	111	473	454
Other taxes	103	102	428	432
Deferred electric service costs	(13)	1	26	(5)
Impairment losses	4	7	4	12
Total Operating Expenses	936	954	3,998	4,084
Operating Income	155	102	668	541

Other Income (Expenses)
Interest and dividend income	–	1	–	1
Interest expense	(68)	(66)	(273)	(256)
Gain from equity investments	–	–	2	1
Impairment losses	–	(1)	–	(1)
Other income	10	9	32	35
Total Other Expenses	(58)	(57)	(239)	(220)

Income from Continuing Operations Before Income Tax Expense	97	45	429	321

Income Tax Expense Related to Continuing Operations	39	11	319	103
Net Income from Continuing Operations	58	34	110	218

Income (Loss) from Discontinued Operations, Net of Income Taxes	–	9	(322)	67
Net Income (Loss)	$58	$43	$(212)	$285

Basic Share Information
Weighted average shares outstanding – Basic (millions)	250	229	246	229
Earnings per share of common stock from Continuing Operations – Basic	$0.23	$0.15	$0.45	$0.95
Earnings (loss) per share of common stock from Discontinued Operations – Basic	–	0.03	(1.31)	0.30
Earnings (loss) per share – Basic	$0.23	$0.18	$(0.86)	$1.25

Diluted Share Information
Weighted average shares outstanding – Diluted (millions)	250	232	246	230
Earnings per share of common stock from Continuing Operations – Diluted	$0.23	$0.15	$0.45	$0.95
Earnings (loss) per share of common stock from Discontinued Operations – Diluted	–	0.03	(1.31)	0.29
Earnings (loss) per share – Diluted	$0.23	$0.18	$(0.86)	$1.24

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2013	December 31, 2012
	(millions of dollars)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$23	$25
Restricted cash equivalents	13	10
Accounts receivable, less allowance for uncollectible accounts of $38 million and $34 million, respectively	835	804
Inventories	148	153
Prepayments of income taxes	40	59
Deferred income tax assets, net	51	28
Income taxes receivable	234	69
Prepaid expenses and other	53	81
Assets held for disposition	1	38
Total Current Assets	1,398	1,267

OTHER ASSETS
Goodwill	1,407	1,407
Regulatory assets	2,087	2,614
Income taxes receivable	67	217
Restricted cash equivalents	14	17
Assets and accrued interest related to uncertain tax positions	8	18
Derivative assets	–	8
Other	163	163
Assets held for disposition	–	1,237
Total Other Assets	3,746	5,681

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	14,567	13,625
Accumulated depreciation	(4,863)	(4,779)
Net Property, Plant and Equipment	9,704	8,846

TOTAL ASSETS	$14,848	$15,794

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PEPCO HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2013	December 31, 2012
	(millions of dollars, except shares)
LIABILITIES AND EQUITY

CURRENT LIABILITIES
Short-term debt	$565	$965
Current portion of long-term debt and project funding	446	569
Accounts payable	215	196
Accrued liabilities	301	357
Capital lease obligations due within one year	9	8
Taxes accrued	56	75
Interest accrued	47	47
Liabilities and accrued interest related to uncertain tax positions	397	9
Derivative liabilities	–	4
Other	276	272
Liabilities associated with assets held for disposition	1	41
Total Current Liabilities	2,313	2,543

DEFERRED CREDITS
Regulatory liabilities	399	501
Deferred income tax liabilities, net	2,928	3,208
Investment tax credits	17	20
Pension benefit obligation	116	449
Other postretirement benefit obligations	206	454
Liabilities and accrued interest related to uncertain tax positions	28	15
Derivative liabilities	–	11
Other	189	191
Liabilities associated with assets held for disposition	–	2
Total Deferred Credits	3,883	4,851

OTHER LONG-TERM LIABILITIES
Long-term debt	4,053	3,648
Transition bonds issued by ACE Funding	214	256
Long-term project funding	10	12
Capital lease obligations	60	70
Total Other Long-Term Liabilities	4,337	3,986

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, $.01 par value, 400,000,000 shares authorized, 250,324,898 and 230,015,427 shares outstanding, respectively	3	2
Premium on stock and other capital contributions	3,751	3,383
Accumulated other comprehensive loss	(34)	(48)
Retained earnings	595	1,077
Total Equity	4,315	4,414
TOTAL LIABILITIES AND EQUITY	$14,848	$15,794

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POWER DELIVERY SALES AND REVENUE

	Three Months Ended December 31,		Year Ended December 31,
Power Delivery Sales (Gigawatt Hours)	2013	2012	2013	2012
Regulated T&D Electric Sales
Residential	3,826	3,676	17,168	17,150
Commercial and industrial	7,183	7,241	30,070	30,734
Transmission and other	76	75	259	258
Total Regulated T&D Electric Sales	11,085	10,992	47,497	48,142

Default Electricity Supply Sales
Residential	3,047	2,989	13,743	14,245
Commercial and industrial	1,170	1,166	5,079	5,508
Other	13	14	55	55
Total Default Electricity Supply Sales	4,230	4,169	18,877	19,808

Power Delivery Electric Revenue (Millions of dollars)
Regulated T&D Electric Revenue
Residential	$180	$167	$781	$722
Commercial and industrial	237	224	970	923
Transmission and other	104	92	395	361
Total Regulated T&D Electric Revenue	$521	$483	$2,146	$2,006

Default Electricity Supply Revenue
Residential	$289	$296	$1,376	$1,467
Commercial and industrial	124	117	542	542
Other	42	30	157	115
Total Default Electricity Supply Revenue	$455	$443	$2,075	$2,124

Other Electric Revenue	$14	$19	$60	$65

Total Electric Operating Revenue	$990	$945	$4,281	$4,195

Power Delivery Gas Sales and Revenue
Regulated Gas Sales (Mcf)
Residential	2,496	2,376	7,861	6,428
Commercial and industrial	1,713	1,326	4,945	3,636
Transportation and other	1,849	1,874	6,990	6,751
Total Regulated Gas Sales	6,058	5,576	19,796	16,815

Regulated Gas Revenue (Millions of dollars)
Residential	$32	$31	$103	$94
Commercial and industrial	17	15	52	47
Transportation and other	2	3	10	10
Total Regulated Gas Revenue	$51	$49	$165	$151

Other Gas Revenue	$3	$10	$26	$32

Total Gas Operating Revenue	$54	$59	$191	$183

Total Power Delivery Operating Revenue	$1,044	$1,004	$4,472	$4,378

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POWER DELIVERY – CUSTOMERS

	December 31, 2013	December 31, 2012

Regulated T&D Electric Customers (in thousands)
Residential	1,650	1,641
Commercial and industrial	200	198
Transmission and other	2	2
Total Regulated T&D Electric Customers	1,852	1,841

Regulated Gas Customers (in thousands)
Residential	117	115
Commercial and industrial	9	10
Transportation and other	–	–
Total Regulated Gas Customers	126	125

WEATHER DATA - CONSOLIDATED ELECTRIC SERVICE TERRITORY

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Heating Degree Days	1,511	1,429	4,281	3,523
20 Year Average	1,526	1,533	4,276	4,327
Percentage Difference from Average	(1%)	(7%)	–	(19%)
Percentage Difference from Prior Year	6%		22%

Cooling Degree Days	67	39	1,453	1,649
20 Year Average	29	28	1,393	1,365
Percentage Difference from Average	131%	39%	4%	21%
Percentage Difference from Prior Year	72%		(12%)

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PEPCO ENERGY SERVICES
Net Income (Loss) - Continuing Operations

(Millions of Dollars)	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Operating Revenues	$49	$51	$203	$256
Cost of Goods Sold	34	39	148	186
Gross Margin	15	12	55	70
Other Operation and Maintenance Expenses	10	14	43	59
Depreciation and Amortization	2	2	6	14
Impairment Losses	4	7	4	12
Operating (Loss) Income	(1)	(11)	2	(15)
Other Income	1	−	2	−
(Loss) Income Before Income Taxes	−	(11)	4	(15)
Income Tax (Benefit) Expense	−	(5)	1	(7)
Net (Loss) Income from Continuing Operations (GAAP)	−	(6)	3	(8)

Adjustments:
Impairment Losses Related to Long-Lived Assets	4	7	4	12
Income Tax Benefits	(1)	(3)	(1)	(5)
Impairment Losses Related to Long-Lived Assets (after-tax)	3	4	3	7

Adjusted Net Income (Loss) from Continuing Operations (Non-GAAP)	$3	$(2)	$6	$(1)

Non-GAAP Financial Information
Management believes the adjusted financial information above is representative of Pepco Energy Services’ ongoing business operations.  Management uses this information internally to evaluate Pepco Energy Services’ period-over-period financial performance and therefore, believes that this information is useful to investors.  The presentation of this adjusted financial information is intended to complement, and should not be considered as an alternative to, Pepco Energy Services’ financial information presented in accordance with GAAP.

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